As filed with the U.S. Securities and Exchange Commission on March 21, 2025.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Snowflake Inc.
(Exact name of Registrant as specified in its charter)

Delaware	46-0636374
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 3A, 106 East Babcock Street
Bozeman, Montana 59715
(844) 766-9355
(Address of principal executive offices)1 (Zip code)
Snowflake Inc. 2020 Equity Incentive Plan
Snowflake Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Derk Lupinek
General Counsel
Snowflake Inc.
Suite 3A, 106 East Babcock Street
Bozeman, Montana 59715
(844) 766-9355
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Jon Avina
Milson Yu
Kate Nichols
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Snowflake Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 27,281,469 additional shares of its Class A common stock available for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of the Registrant’s Class A common stock reserved and available for issuance under the 2020 Plan on February 1, 2025, and that have become available for issuance under the 2020 Plan as a result of the expiration, cash settlement, forfeiture, repurchase, withholding, or reacquisition of stock awards that had been granted under the Registrant’s 2012 Equity Incentive Plan and the 2020 Plan, and (ii) 3,338,655 additional shares of its Class A common stock available for issuance under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP” and together with the 2020 Plan, the “Plans”), pursuant to the provisions of the 2020 ESPP providing for an automatic increase in the number of shares of the Registrant’s Class A common stock reserved and available for issuance under the 2020 ESPP on February 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its Class A common stock for issuance under the Plans on Registration Statements on Form S-8 filed with the Commission on September 16, 2020 (File No. 333-248830), March 31, 2021 (File No. 333-254920), March 30, 2022 (File No. 333-263986), March 29, 2023 (File No. 333-270940), and March 26, 2024 (Filling No. 333-278238). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above, including all exhibits filed therewith or incorporated therein by reference, except as set forth below.

1 The Registrant is a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission’s rules, the Registrant is required to designate a “principal executive office.” For purposes of this registration statement, it has designated its office in Bozeman, Montana as its principal executive office.

PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the Commission on March 21, 2025.
(b)The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 26, 2025 (only the second report) and March 6, 2025.
(c)The description of the Registrant’s Class A Common Stock which is contained in (i) the Registrant’s Registration Statement on Form 8-A filed on September 9, 2020 (File No. 001-39504) under the Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K referenced in (a) above.
(d)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Incorporated by Reference			Filing Date
		Schedule Form	File Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation of Snowflake Inc.	8-K	001-39504	3.1	September 18, 2020
4.2	Amended and Restated Bylaws of Snowflake Inc.	8-K	001-39504	3.1	November 29, 2023
4.3	Certificate of Retirement.	8-K	001-39504	3.1	March 3, 2021
4.4	Form of Class A Common Stock Certificate.	S-1/A	333-248280	4.1	September 8, 2020
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page).
99.1	2020 Equity Incentive Plan.	S-1/A	333-248280	10.6	September 8, 2020
99.2	Forms of Notice of Stock Option Grant, Global Stock Option Agreement, and Exercise Notice under 2020 Equity Incentive Plan.	10-Q	001-39504	10.2	August 29, 2024
99.3	Forms of Global RSU Award Grant Notice and Global Restricted Stock Unit Award Agreement under 2020 Equity Incentive Plan.	10-K	001-39504	10.6	March 21, 2025
99.4	2020 Employee Stock Purchase Plan.	S-1/A	333-248280	10.9	September 8, 2020
107.1*	Calculation of Filing Fee Table.
_________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 21, 2025.

SNOWFLAKE INC.

By:	/s/ Sridhar Ramaswamy
Name:	Sridhar Ramaswamy
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sridhar Ramaswamy, Michael P. Scarpelli and Emily Ho, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sridhar Ramaswamy	Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2025
Sridhar Ramaswamy

/s/ Michael P. Scarpelli	Chief Financial Officer (Principal Financial Officer)	March 21, 2025
Michael P. Scarpelli

/s/ Emily Ho	Chief Accounting Officer (Principal Accounting Officer)	March 21, 2025
Emily Ho

/s/ Frank Slootman	Chairman of the Board	March 21, 2025
Frank Slootman

/s/ Benoit Dageville	Director	March 21, 2025
Benoit Dageville

/s/ Teresa Briggs	Director	March 21, 2025
Teresa Briggs

/s/ Jeremy Burton	Director	March 21, 2025
Jeremy Burton

/s/ Mark S. Garrett	Director	March 21, 2025
Mark S. Garrett

/s/ Kelly A. Kramer	Director	March 21, 2025
Kelly A. Kramer

/s/ Mark D. McLaughlin	Director	March 21, 2025
Mark D. McLaughlin

/s/ Michael L. Speiser	Director	March 21, 2025
Michael L. Speiser

/s/ Jayshree V. Ullal	Director	March 21, 2025
Jayshree V. Ullal